EXHIBIT 1

Joint Filing Agreement

Soleus Capital Master Fund, L.P., a Cayman Islands exempted limited partnership, Soleus Capital, LLC, a Delaware limited liability company, Soleus Capital Group, LLC, a Delaware limited liability company, Soleus Capital Management, L.P., a Delaware limited partnership, Soleus GP, LLC, a Delaware limited liability company, and Guy Levy, an individual, hereby agree to file jointly the statement on Schedule 13D to which this Joint Filing Agreement is attached, and any amendments thereto which may be deemed necessary, pursuant to Regulation 13D-G under the Securities Exchange Act of 1934, as amended.

It is understood and agreed that each of the parties hereto is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, but such party is not responsible for the completeness or accuracy of information concerning the other party unless such party knows or has reason to believe that such information is inaccurate.

It is understood and agreed that a copy of this Agreement shall be attached as an exhibit to the statement on Schedule 13D, and any amendments hereto, filed on behalf of each of the parties hereto.

Dated: April 11, 2025

SOLEUS CAPITAL MASTER FUND, L.P.

By:	Soleus Capital, LLC,
Its General Partner

By:	Soleus Capital Group, LLC,
Its Managing Member

By:	/s/ Guy Levy
Name:	Guy Levy
Title:	Managing Member

SOLEUS CAPITAL, LLC

By:	Soleus Capital Group, LLC,
Its Managing Member

By:	/s/ Guy Levy
Name:	Guy Levy
Title:	Managing Member

SOLEUS CAPITAL GROUP, LLC

By:	/s/ Guy Levy
Name:	Guy Levy
Title:	Managing Member

SOLEUS CAPITAL MANAGEMENT, L.P.

By:	Soleus GP, LLC,
Its General Partner

By:	/s/ Guy Levy
Name:	Guy Levy
Title:	Managing Member

SOLEUS GP, LLC

By:	/s/ Guy Levy
Name:	Guy Levy
Title:	Managing Member

/s/ Guy Levy
Guy Levy